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                                                                                                                     Exhibit 99(b)

                                               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES
                                                Schedule VIII - Valuation and Qualifying Accounts
                                                              (Dollars in Millions)




                                                                                Additions
                                                                          -------------------
                                                                          Charged
                                                       Balance at         to Cost       Charged                        Balance at
                                                       Beginning            and         to Other                           End
            Classification                              Of Year           Expenses      Accounts      Deductions         Of Year
            --------------                             ---------          --------      --------      ----------       ----------
         Year Ended December 31, 1993:
           Reserve for Capacity
            Rationalization                            $  36.1            $   --        $   1.3       $    6.9         $  30.5
           Allowance for Doubtful
            Accounts                                      20.8                --             --            1.3            19.5
           Other                                           8.3                --            5.4             --            13.7


         Year Ended December 31, 1992:
           Reserve for Capacity
            Rationalization                            $  35.6            $   --        $   4.9       $    4.4         $  36.1
           Allowance for Doubtful
            Accounts                                       3.1              17.5            0.2             --            20.8
           Other                                          12.0               3.5             --            7.2             8.3


         Year Ended December 31, 1991:
           Reserve for Capacity
            Rationalization                            $  37.1            $   --        $   1.5       $    3.0         $  35.6
           Allowance for Doubtful
            Accounts                                       1.3               1.3            0.5             --             3.1
           Other                                           3.7              11.0             --            2.7            12.0



         Additions charged to other accounts in 1993, 1992 and 1991 were charged to revenues.


         Deductions to the reserve for capacity rationalization represent charges associated with idle expense in 1993, 1992 and 1991.
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